Exhibit 4.4

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

and

AVIV HEALTHCARE CAPITAL CORPORATION,

as Issuers,

AVIV REIT, INC.,

as Parent and a Guarantor,

the other GUARANTORS named herein,

as Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of [            ], 201[    ]

Senior Debt Securities

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10; 11.02
311(a)	7.11
(b)	7.11
312(a)	2.06
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03; 4.04; 11.02
(b)	N.A.
(c)(1)	7.02; 11.04; 11.05
(c)(2)	7.02; 11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b); 7.02(a)
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.05
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	11.01
(c)	11.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of [            ], 201[    ], among Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), Aviv REIT, Inc., a Maryland corporation (the “Parent”), as Guarantor, each of the other Guarantors named herein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their senior debt securities, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided;

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with its terms, have been done; and

WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the guarantee from time to time of the Issuers’ senior debt securities and all things necessary to make this Indenture a valid and legally binding agreement of the Guarantors, in accordance with its terms, have been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

Definitions and Incorporation by Reference

SECTION 1.01. Definitions. Set forth below are certain defined terms used in this Indenture.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar Federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, and including options, warrants and other rights to purchase such shares, interests, participations or other equivalents, in the equity of such Person, whether outstanding on the date hereof or hereafter, including all Common Stock and Preferred Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the date hereof or hereafter, including all series and classes of common stock.

“Corporate Trust Office” means a principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers), and for place of payment and where any Notes of any series may be presented or surrendered for registration of transfer pursuant to Section 2.04 hereof means The Bank of New York Mellon located at 111 Sanders Creek Parkway, East Syracuse, NY 13057, or such other office, designated by the Trustee by written notice to the Issuers, at which at any particular time its corporate trust business shall be administered.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Guarantor” means the Parent and each Subsidiary Guarantor.

“Guaranty” or “Guaranties” means a Guaranty by each Guarantor for payment of any Notes of any series by such Guarantor.

“Holder” with respect to Notes of any series, means any registered holder on the books of the Registrar, from time to time, of such Notes.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Payment Date” means the applicable Stated Maturity of an installment of interest specified in the Notes of the applicable series.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Notes” means any debt securities of the Issuers authenticated and delivered under this Indenture.

“Officer” means any of the following with respect to any Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Parent, each of the Issuers or a Subsidiary Guarantor, as applicable.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be an employee of, or counsel to, the Parent, the Issuers or a Guarantor.

“Partnership” means Aviv Healthcare Properties Limited Partnership.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the date hereof or hereafter, including all series and classes of such preferred or preference stock.

“principal” means, with respect to Notes of any series, the principal of and premium, if any, on such Notes.

“Record Date” means the applicable Record Date specified in the Notes of the applicable series.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and such Notes.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and such Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, any reference herein to a “Restricted Subsidiary” shall be to a Restricted Subsidiary of the Issuers. For the avoidance of doubt, the Issuers are considered Restricted Subsidiaries of the Parent for purposes of this Indenture.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable;

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Subsidiary of the Partnership identified as a Guarantor on the signature pages hereto and (ii) those additional Subsidiaries of the Partnership set forth in an Officer’s Certificate or one or more indentures supplemental hereto executed prior to the issuance of any Notes of any series, and identified as Subsidiary Guarantors therein, in each case, until such Person is released from its Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guaranty by a Subsidiary Guarantor.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any of its Restricted Subsidiaries.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation.

Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Covenant Defeasance”	8.02(c)
“Event of Default”	6.01
“Global Note”	2.02
“Guaranteed Obligations”	10.01
“Issuer” or “Issuers”	Preamble
“Legal Defeasance”	8.02(b)
“Parent”	Preamble

Term	Defined in Section
“Participants”	2.15
“Paying Agent”	2.04
“Physical Notes”	2.02
“Registrar”	2.04

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means the Issuers, any Guarantor or any other obligor on any Notes of any series.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”; and

(7) references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires.

ARTICLE TWO

The Notes

SECTION 2.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto prior to the issuance of Notes of any series:

(1) the title of the Notes and the series in which such Notes shall be included;

(2) the limit, if any, upon the aggregate principal amount of the Notes of such title and the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 2.07, 2.08, 2.11 or 3.06);

(3) whether Notes of the series may be issued in whole or in part in global form and, if so, the identity of the Depositary for such Notes in global form, and the terms and conditions, if any, upon which interests in such Notes in global form may be exchanged, in whole or in part, for the individual Notes represented thereby;

(4) the date or dates on which the principal of such Notes is payable;

(5) the rate or rates at which such Notes shall bear interest, if any, or method by which such rate or rates are determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Record Date for the interest payable on Notes on any Interest Payment Date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places, if any, in addition to or other than the Corporate Trust Office, where the principal of (and premium, if any) and interest on, such Notes shall be payable, where such Notes may be surrendered for registration of transfer, where such Notes may be surrendered for exchange and where notice and demands to or upon the Issuers, in respect of such Notes and this Indenture, may be served;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which such Notes may be redeemed, in whole or in part, pursuant to Article Three, or in furtherance of any addition to, elimination of, replacement of or other change in Article Three;

(8) the denominations in which Notes of the series, if any, shall be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

(9) if other than the principal amount thereof, the portion of the principal amount of such Notes that shall be payable upon acceleration of the Stated Maturity thereof pursuant to Section 6.02;

(10) if the amount of payments of principal of (and premium, if any) or interest, if any, on such Notes may be determined with reference to an index, formula or other method other than that in which the Notes are stated to be payable, the manner in which such amounts shall be determined;

(11) if the Notes of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(12) whether and upon what terms the Notes of any series may be defeased if different from the provisions set forth herein;

(13) any addition to, elimination of, replacement of or other change in the covenants in Article Four;

(14) any addition to or change in the Events of Default which applies to the Notes of the series;

(15) the currency, currencies or currency units in which payment of principal of (and premium, if any) or interest, if any, on any Notes of the series shall be payable if other than the currency of the United States of America;

(16) if the principal of (and premium, if any) or interest, if any, on any Notes of the series is to be payable, at the election of the Issuers or a Holder thereof, in one or more currencies or currency units other than that or those in which the Notes are stated to be payable, the currency, currencies or currency units in which principal of (and premium, if any) or interest, if any, on any Notes of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(17) whether the Notes will be guaranteed and the terms of any such guarantee, the identity of any guarantors, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations hereunder or any provisions for termination of guarantees, including any addition to, elimination of, replacement of or other change in Article Ten;

(18) whether the Notes will have any conversion features;

(19) any addition to, elimination of, replacement of or other change in Article One, Article Five, Article Seven, Article Eight, Article Nine and Article Ten; and

(20) any other terms of such Notes (which terms shall not be inconsistent with the provisions of this Indenture except as permitted by Section 9.01).

All Notes of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, issue date, issue price, redemption dates and sinking fund dates, if any, and Stated Maturity, the date from which interest, if any, shall accrue, the amount that shall be payable upon the declaration of acceleration and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer’s Certificate or in any such indenture supplemental hereto. All Notes of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Notes of such series.

If any of the terms of the Notes of any series were established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of each of the Issuers and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such series.

SECTION 2.02. Form and Dating. Notes of each series, including Notes in global form (the “Global Notes”), if any, shall be in the form established by or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or in one or more indentures supplemental hereto, shall have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Issuers executing such Notes, as evidenced by their execution of such Notes. If the forms of the Notes of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of each of the Issuers and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.03 for the authentication and delivery of such Notes. Each Note shall be dated the date of its authentication and show the date of its authentication.

The terms and provisions contained in Notes of each series shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes of any series issued in exchange for interests in a Global Note pursuant to Section 2.15(b) may be issued in the form of permanent certificated Notes in registered form bearing the applicable legends, if any (the “Physical Notes”).

SECTION 2.03. Execution, Authentication and Denomination. One Officer of each of the Issuers (who shall have been duly authorized by all requisite corporate or other entity actions) shall sign the Notes for each Issuer by manual, facsimile, .pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee’s certificate of authentication shall be substantially in the following form:

This is one of the Notes of the series designated therein described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By
Authorized Signatory

The Trustee shall authenticate Notes upon a written order of the Issuers in the form of a certificate of an Officer of each Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated, whether such Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.04. Registrar and Paying Agent. The Issuers shall maintain or cause to be maintained an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, in accordance with the terms of such Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuers in respect of such Notes and this Indenture may be served. The Issuers may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain or cause to be maintained an office or agency in the United States of America, for such purposes. The Issuers may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight, neither the Issuers nor any Affiliate of the Issuers shall act as Paying Agent. The Registrar, as an agent of the Issuers, shall keep a register, including ownership, of the Notes and of their transfer and exchange. The Issuers, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.05. Paying Agent To Hold Assets in Trust. The Issuers shall require each Paying Agent other than the Trustee or the Issuers or any Subsidiary of the Issuers to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, any Notes of any series (whether such assets have been distributed to it by the Issuers or any other obligor on such Notes), and shall notify the Trustee of any Default by the Issuers (or any other obligor on such Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07. Transfer and Exchange. Subject to Sections 2.15 and 2.16, when any Notes of any series are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that such Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate such Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of the Issuers, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Note if the Trustee’s requirements are met. Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge such Holder for their out-of-pocket expenses in replacing a Note pursuant to this Section 2.08, including fees and expenses of counsel and of the Trustee. Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.10).

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes of the applicable series payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of any Notes of any series have concurred in any direction, waiver or consent, such Notes owned by the Issuers or any of their Affiliates shall be disregarded as required by the Trust Indenture Act, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded. Any Notes of any series so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such Notes and that the pledgee is not the Issuers or any obligor upon such Notes or any Affiliate of the Issuers or of such other obligor.

SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes of the applicable series. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as any Notes of any series are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.12. Cancellation. The Issuers at any time may deliver any Notes of any series to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or a Subsidiary of the Issuers), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.08, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest. If the Issuers default in a payment of interest on any Notes of any series, they shall pay the defaulted interest on such Notes, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14. CUSIP and ISIN Numbers. The Issuers in issuing any Notes of any series may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on such Notes, and that reliance may be placed only on the other identification numbers printed on such Notes. The Issuers shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.15. Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the appropriate legends.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes of any series shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes of any series may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in such Global Notes if (i) the Depository notifies the Issuers that it is unwilling or unable to act as Depository for any Global Note, the Issuers so notify the Trustee in writing and a successor Depository is not appointed by the Issuers within 90 days of such notice or (ii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the appropriate legends, if any.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuers shall execute and (ii) the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or Notes of the applicable series.

SECTION 2.16. General Transfer Provisions. (a) Obligations of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global

Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(b) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

ARTICLE THREE

Redemption

SECTION 3.01. Notices to Trustee. The Notes of any series may be redeemed, in whole, or from time to time in part, in accordance with the terms of such Notes. If the Issuers elect to redeem Notes in accordance with the terms of such Notes, they shall notify the Trustee in writing of the series of Notes to be redeemed. the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuers shall give notice of redemption to the Trustee at least five (5) days prior to the requested giving of notice pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes of the applicable series are to be redeemed at any time in accordance with the terms of such Notes, the Trustee shall select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (or, in the case of any Global Notes, beneficial interests in such Global Notes may be selected by the applicable clearing system in accordance with its customary procedures).

No Notes in a principal amount of $2,000 or less shall be redeemed in part.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall deliver a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (and, in the case of any Global Notes, in accordance with the procedures of the applicable clearing system), except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of Notes of any series or a satisfaction and discharge of this Indenture pursuant to Article Eight hereof. At the Issuers’ request, the Trustee shall forward the notice of redemption in the Issuers’ name and at the Issuers’ expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and, in the case of any Note not issued in global form, that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except as otherwise provided in this Article Three or in accordance with the terms of such Notes, notices of redemption may not be conditional.

At the Issuers’ request, the Trustee shall give the notice of redemption in the name of the Issuers and at their expense; provided that the Issuers shall have delivered to the Trustee, at least five (5) Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the first paragraph of this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuers shall have not complied with their obligations pursuant to Section 3.05.

SECTION 3.05. Deposit of Redemption Price. On or before 12:00 p.m. New York City time (or such later time as has been agreed to by the Paying Agent) on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of, plus accrued and unpaid interest, if any, on, all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed.

If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes after such Redemption Date shall be to receive payment of such Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes to be redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. In the case of any Note not issued in global form, new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

SECTION 3.07. Mandatory Redemption. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to any Notes.

SECTION 3.08. Issuers Shall Be Entitled to Acquire Notes. The Issuers or any of their Affiliates (or any Person acting on behalf of the Issuers or any of their Affiliates) shall be entitled at any time and from time to time to acquire any Notes of any series by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition is not prohibited by applicable securities laws or regulations or the terms of this Indenture. In accordance with, and subject to, Section 2.12, the Issuers shall be entitled to deliver such acquired Notes to the Trustee for cancellation.

ARTICLE FOUR

Covenants

SECTION 4.01. Payment of Notes. The Issuers shall pay the principal of, premium, if any, and interest on Notes of each series in the manner provided in such Notes and this Indenture. An installment of principal of, or interest on, Notes of any series shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers shall pay interest on overdue principal (including post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the applicable series of Notes.

SECTION 4.02. Maintenance of Office or Agency. The Issuers shall maintain in the United States of America, the office or agency required under Section 2.04 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Corporate Trust Office.

The Issuers may also, from time to time, designate one or more other offices or agencies where Notes of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby initially designate The Bank of New York Mellon Trust Company, N.A., located at 2 N. LaSalle, Suite 1020, Chicago, IL 60602 Attention: Corporate Trust Administration, as such office of the Issuers in accordance with Section 2.04.

SECTION 4.03. Compliance Certificate; Notice of Default. (a) The Parent and the Issuers shall each deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 201[    ], an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Parent stating that a review of the activities of the Parent and its Restricted Subsidiaries has been made under the supervision of the signing Officer with a view to determining whether the Parent and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer’s knowledge, the Parent and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signing Officer does know of such Default, the certificate shall specify such Default and what action, if any, the Issuers are taking or propose to take with respect thereto.

(b) The Issuers shall deliver to the Trustee within 30 days after the Issuers become aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any Default an Officer’s Certificate specifying the Default and what action, if any, the Issuers are taking or propose to take with respect thereto.

SECTION 4.04. Reports to Holders. (a) Whether or not the Parent is then required to file reports with the SEC, the Parent shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Parent with the SEC is not permitted under the Exchange Act, the Parent shall, within 15 days after the time the Parent would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the Trustee and upon written request supply copies of such documents and reports to any Holder, without cost to such Holder, and shall post such documents and reports on the Parent’s public website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) Notwithstanding anything herein to the contrary, the Parent shall not be deemed to have failed to comply with any of its obligations under this Section 4.04 for purposes of Section 6.01(4) until 30 days after the date any report hereunder is due.

ARTICLE FIVE

Successor Corporation

SECTION 5.01. Consolidation, Merger and Sale of Assets. (a) The Parent shall not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Parent unless:

(1) the Parent shall be the continuing Person, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired such property and assets of the Parent shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent on its Guaranty and under this Indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent on its Guaranty and under this Indenture);

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Parent delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Parent, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired all or substantially all of the Parent’s and its Restricted Subsidiaries’ property and assets.

(b) Except as provided in Section 10.06, the Parent shall not permit the Issuers or any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to any Person, unless:

(1) (i) the resulting, surviving or transferee Person (if not such Issuer or such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Issuer or Subsidiary was organized or under the laws of the United States of America or any state or jurisdiction thereof and (ii) such Person shall expressly assume, by a supplemental indenture, all the obligations of such Issuer or Subsidiary Guarantor, as applicable, under the Notes of the applicable series or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirements shall not apply in the case of a Subsidiary Guarantor or all or substantially all of its assets (x) that has been disposed of in its entirety to another Person (other than to the Parent or an Affiliate of the Parent), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock (including any disposition pursuant to any exercise of remedies by a holder of indebtedness of the Parent or any other Guarantor), ceases to be a Subsidiary;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Parent delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and that all conditions precedent provided for in this Indenture relating to such consolidation, merger or transfer and such supplemental indenture, if any, have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, the Parent and the surviving Persons.

(c) Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of the Parent or a Restricted Subsidiary of the Parent or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor, the Issuers or the Parent or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

(d) Upon any such consolidation or merger of an Issuer or a Guarantor, or any such conveyance or transfer of all or substantially all of the assets of an Issuer in accordance with this Section 5.01, in which such Issuer or such Guarantor is not the continuing obligor under Notes of any series or the applicable Guaranty, the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or the entity to which the conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture, such Notes and such Guaranties with the same effect as if such surviving entity or other entity had been named herein or therein as such Issuer or such Guarantor and such Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on such Notes or in respect of its Guaranty, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under such Notes, this Indenture and its Guaranty, if applicable. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such surviving entity or other entity and such discharge and release of such Issuer or such Guarantor.

ARTICLE SIX

Default and Remedies

SECTION 6.01. Events of Default. Each of the following, with respect to Notes of any series, is an “Event of Default”:

(1) default in the payment of principal of, or premium, if any, on any Note of such series when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note of such series when they are due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent;

(4) the Parent defaults in the performance of or breaches any other covenant or agreement of the Parent in this Indenture or under Notes of such series (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of such Notes;

(5) a court of competent jurisdiction enters a decree or order for:

(i) relief in respect of the Parent or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,

(ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent or any Significant Subsidiary or

(iii) the winding up or liquidation of the affairs of the Parent or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(6) the Parent or any Significant Subsidiary:

(i) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or such Significant Subsidiary or for all or substantially all of the property and assets of the Parent or such Significant Subsidiary or

(iii) effects any general assignment for the benefit of its creditors; or

(7) any other Event of Default with respect to the Notes of such Series.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01 that occurs with respect to the Parent or the Issuers) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes of such series to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest on the Notes of such series shall be immediately due and payable.

If an Event of Default specified in clause (5) or (6) of Section 6.01 occurs with respect to the Parent or the Issuers, the principal of, premium, if any, and accrued interest on the Notes of such series then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding Notes of such series by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived; and

(y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If a Default occurs and is continuing with respect to the Notes of any series, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes of the applicable series or to enforce the performance of any provision of the Notes of the applicable series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults. Subject to Sections 2.10, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes of a particular series (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may, on behalf of the Holders of the Notes of such series, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, or interest on, any Note of such series as specified in Section 6.01(1) or (2). The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases to exist, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction received from the Holders of Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits. No Holder of Notes of any series shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in such Notes, which right shall not be impaired or affected without the consent of the Holder.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee. If a Default in payment of principal or interest on Notes of any series specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes of the applicable series for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes of the applicable series and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six with respect to Notes of any series, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for interest accrued on such Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest;

Third: to Holders for principal amounts due and unpaid on such Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal; and

Fourth: to the Issuers or as a court of competent jurisdiction shall direct in a final, non-appealable order.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes of any series.

SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or unless otherwise agreed with the Issuers.

(g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) Except with respect to Sections 4.01 and 4.03, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default actually known to a Responsible Officer.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer request or Issuer order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes of any series, it shall not be accountable for the Issuers’ use of the proceeds from the Notes of any series, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes of any series or any statement in the Notes of any series other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default. If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 201[    ], the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

The Issuers shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).

SECTION 7.07. Compensation and Indemnity. The Issuers and Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation as the Issuers, Guarantors and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all disbursements, reasonable expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as shall be determined to have been caused by the Trustee’s own negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder, except for such loss, damage, liability, claims or expenses determined to have been caused by any negligence, bad faith or willful misconduct on the part of the Trustee. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity of which a Corporate Trust Office has received written notice. The Issuers may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), the Issuers assume the Trustee’s defense and there is no conflict of interest between the Issuers and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without their written consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the Issuers need not reimburse any expense or indemnify against any loss or liability determined to have been caused by the Trustee through its own negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary in this Indenture, to secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to Notes of each series against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or 6.01(8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

The Trustee shall comply with the provisions of Trust Indenture Act § 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee with respect to a particular series and appointment of a successor Trustee with respect to such series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with 60 days prior written notice by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuers and any other obligor of any Notes of any series.

SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE EIGHT

Discharge of Indenture; Defeasance

SECTION 8.01. Termination of the Issuers’ Obligations. The Issuers may terminate their obligations under Notes of any series and this Indenture with respect to a such series and the obligations of the Guarantors under the Guaranties and this Indenture with respect to such series, and this Indenture shall cease to be of further effect with respect to such series, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(1) either

(A) all the Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes of such series which have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all Notes of such series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers have paid all other sums payable under this Indenture by the Parent or the Issuers with respect to the Notes of such series, and

(3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with.

In the case of clause (B) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes of such series are no longer outstanding pursuant to the last paragraph of Section 2.09. After the Notes of such series are no longer outstanding, the Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes of such series and this Indenture with respect to the Notes of such series except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance. (a) The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes of a particular series upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b) with respect to Notes of any series, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series and related Guaranties, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of their other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the related Guaranties and this Indenture with respect to such Notes (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes of such series to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii) the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(iv) the provisions of this Article Eight applicable to Legal Defeasance.

Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of their option under Section 8.02(c).

(c) Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c) with respect to Notes of any series, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Section 4.04 with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), and (4) of Section 6.01 shall not constitute Events of Default.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes of any series:

(1) the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest and premium, if any, on such Notes on the stated date for payment or on the redemption date of such Notes;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)	the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders and beneficial owners of such Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of such Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens on the funds deposited in connection therewith);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such indebtedness, and the granting of Liens on the funds deposited in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by them with the intent of preferring the Holders of such Notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.

SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuers.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 with respect to Notes of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance with respect to such Notes.

SECTION 8.05. Repayment to the Issuers. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, and the Notes and the Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

Amendments, Supplements and Waivers

SECTION 9.01. Without Consent of Holders. (a) The Parent, the Issuers, the Guarantors and the Trustee, together, may amend or supplement this Indenture, Notes of any series or the applicable Guaranties without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation or other entity of the obligations of the Parent, the Issuers or any Subsidiary Guarantor under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add guaranties with respect to such Notes, including any Subsidiary Guaranties, or to secure such Notes;

(5) to add to the covenants of the Parent, the Issuers or a Subsidiary Guarantor for the benefit of the Holders of such Notes or to surrender any right or power conferred upon the Parent, the Issuers or a Subsidiary Guarantor;

(6) to make any change that does not adversely affect the rights of any Holder of such Notes in any material respect;

(7) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) to conform the text of this Indenture or the Guaranties or such Notes to any provision of the “Description of Notes” section , or other relevant section, describing the terms of such securities of the applicable prospectus, prospectus supplement or other offering circular or offering memorandum, to the extent that such provision in the “Description of Notes” section, or other relevant section, was intended to be a substantially verbatim recitation of a provision of this Indenture, such Notes or the related Guaranties or the Notes;

(9) to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(10) to release a Subsidiary Guarantor from its Subsidiary Guaranty with respect to such Notes as permitted by and in accordance with this Indenture;

(11) to provide for a reduction in the minimum denominations of such Notes; or

(12) to comply with the rules of any applicable securities depositary.

SECTION 9.02. With Consent of Holders. (a) Subject to Section 6.07, the Issuers, the Guarantors and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected by such amendment or supplement may amend or supplement this Indenture, the Notes of such series or the related Guaranties, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected by such amendment or supplement may waive compliance with any provision of this Indenture, the Notes of such series or the related Guaranties without notice to any other Holders.

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) reduce the principal amount of, or premium, if any, or interest on, any Note;

(3) change the place of payment of principal of, or premium, if any, or interest on, any Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(5) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes of any series (except a rescission of the declaration of acceleration of the Notes of any series by the Holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(7) voluntarily release a Guarantor of any Notes of any series, except as permitted by this Indenture;

(8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with Sections 6.02 and 6.04; or

(9) modify or change any provisions of this Indenture affecting the ranking of any Notes of any series or the related Guaranties as to right of payment or in any manner adverse to the Holders of the Notes of such series in any material respect.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Parent shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Parent to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(f) Neither the Parent nor any Affiliate of the Parent may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any Notes of any series unless such consideration is offered to all Holders of Notes of such series and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.04. Compliance with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, any Notes of any series or the Guaranties shall comply with the Trust Indenture Act as then in effect.

SECTION 9.05. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes of each series affected by such amendment, supplement or waiver, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note of such series who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note of such series, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note of any series, the Issuers may require the Holder of such Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on such Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for such Note shall issue, and the Trustee shall authenticate, a new Note of such series that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07. Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Issuers enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuers.

ARTICLE TEN

Guaranties

SECTION 10.01. Guaranties. Subject to this Article Ten, each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of the applicable series of Notes and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on such Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and such Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and such Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.

Subject to Section 6.06 hereof, each Guarantor waives, to the extent permitted by applicable law, (i) presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations, (ii) notice of protest for nonpayment and (iii) notice of any default under any Notes of any series or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Guarantor) under this Indenture, any Notes of any series or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, any Notes of any series or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(B), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, any

Notes of any series or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, and (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law).

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash or Cash Equivalents of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article Six for the purposes of such Guarantor’s Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor shall pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article Ten shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in any of the Notes of any series shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article Ten (other than any obligation that may have arisen under Section 10.07):

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of indebtedness of the Parent, the Issuers or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of the Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Parent,

(2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

(3) in connection with the merger or consolidation of a Subsidiary Guarantor with (a) an Issuer or (b) any other Guarantor (provided that the surviving entity remains a Guarantor),

(4) upon the Parent properly designating such Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture,

(5) upon a liquidation or dissolution of such Subsidiary Guarantor permitted under this Indenture,

(6) upon the release or discharge of the Guaranty that resulted in the creation of such Subsidiary Guaranty, except a discharge or release by or as a result of payment under such Guaranty, or

(7) upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Parent or a Subsidiary of the Parent and (ii) such sale or disposition is otherwise permitted by this Indenture At the request of the Parent, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE ELEVEN

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 11.02. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers, the Parent or any other Guarantor:

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

c/o Aviv REIT, Inc.

303 West Madison Street, Suite 2400

Chicago, IL 60606

Facsimile: (312) 855-1684

Attention: Craig M. Bernfield, Chairman and Chief Executive Officer

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Facsimile: (312) 853-7036

Attention: Steven Sutherland

                  Luke J. Valentino

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Department

Telephone: 312-827-8500

Facsimile: 312-827-8542

Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

The Trustee agrees to accept and act upon instructions or directions of the Issuers pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received prior to or in connection with such instructions an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, any Notes of any series or the Guaranties of such Notes. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.03, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an officer or officers of either Issuer or any Guarantor (including an Officer’s Certificate) stating that the information with respect to such factual matters is in the possession of such Issuer or such Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.06. Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 11.07. Legal Holidays. If a payment date for any Note is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 11.08. Governing Law; Waiver of Jury Trial. This Indenture, the Notes and the Guaranties will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY NOTES OF ANY SERIES, THE GUARANTIES OF SUCH NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Parent, the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes of any series or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent, the Issuers or the Guarantors in this Indenture, or in any of the Notes of such series or Guaranties of such Notes or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent, the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting any Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11. Successors. All agreements of the Issuers and the Guarantors in this Indenture, any Notes of any series and the Guaranties shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 11.13. Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in any Notes of any series or in the Guaranties of such Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, as Issuer

By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

AVIV HEALTHCARE CAPITAL CORPORATION, as Issuer

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

AVIV REIT, INC., as Parent and Guarantor

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

AVIV ASSET MANAGEMENT, L.L.C., as Subsidiary Guarantor

By:	Aviv Healthcare Properties Limited Partnership, its sole member
By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

Indenture

AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P., as Subsidiary Guarantor

By:	Aviv Healthcare Properties Limited Partnership, its general partner
By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

AVIV FINANCING I, L.L.C.,
AVIV FINANCING II, L.L.C.,
AVIV FINANCING III, L.L.C.,
AVIV FINANCING IV, L.L.C. and
AVIV FINANCING V, L.L.C., as Subsidiary Guarantors

By:	Aviv Healthcare Properties Operating Partnership I, L.P., their sole member
By:	Aviv Healthcare Properties Limited Partnership, its general partner
By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

Indenture

The entities listed on Schedule A hereto, as Subsidiary Guarantors

By:	Aviv Financing I, L.L.C., their sole member
By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member
By:	Aviv Healthcare Properties Limited Partnership, its general partner
By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

The entities listed on Schedule B hereto, as Subsidiary Guarantors

By:	Aviv Financing II, L.L.C., their sole member
By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member
By:	Aviv Healthcare Properties Limited Partnership, its general partner
By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

Indenture

The entities listed on Schedule C hereto, as Subsidiary Guarantors

By:	Aviv Financing IV, L.L.C., their sole member
By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member
By:	Aviv Healthcare Properties Limited Partnership, its general partner
By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

The entities listed on Schedule D hereto, as Subsidiary Guarantors

By:	Aviv Financing V, L.L.C., their sole member
By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member
By:	Aviv Healthcare Properties Limited Partnership, its general partner
By:	Aviv REIT, Inc., its general partner

By:
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By:
Name:
Title:

Indenture

SCHEDULE A

Subsidiaries of Aviv Financing I

Alamogordo Aviv, L.L.C.

Arma Yates, L.L.C.

Benton Harbor, L.L.C.

Bradenton ALF Property, L.L.C.

California Aviv, L.L.C.

Chenal Arkansas, L.L.C.

Chippewa Valley, L.L.C.

Clayton Associates, L.L.C.

Columbus Western Avenue, L.L.C.

Commerce Nursing Homes, L.L.C.

Commerce Sterling Hart Drive, L.L.C.

Conroe Rigby Owen Road, L.L.C.

Denison Texas, L.L.C.

Falfurrias Texas, L.L.C.

Florence Heights Associates, L.L.C.

Fredericksburg South Adams Street, L.L.C.

Freewater Oregon, L.L.C.

Fullerton California, L.L.C.

Germantown Property, L.L.C.

Heritage Monterey Associates, L.L.C.

Highland Leasehold, L.L.C.

Hobbs Associates, L.L.C.

Hot Springs Aviv, L.L.C.

Houston Texas Aviv, L.L.C.

Hutchinson Kansas, L.L.C.

Jasper Springhill Street, L.L.C.

McCarthy Street Property, L.L.C.

Missouri Associates, L.L.C.

Missouri Regency Associates, L.L.C.

Mount Washington Property, L.L.C.

N.M. Bloomfield Three Plus One Limited Company

N.M. Espanola Three Plus One Limited Company

N.M. Lordsburg Three Plus One Limited Company

N.M. Silver City Three Plus One Limited Company

Omaha Associates, L.L.C.

Riverside Nursing Home Associates, L.L.C.

Santa Ana-Bartlett, L.L.C.

Savoy/Bonham Venture, L.L.C.

Southern California Nevada, L.L.C.

Tujunga, L.L.C.

Washington-Oregon Associates, L.L.C.

Wheeler Healthcare Associates, L.L.C.

A-1

SCHEDULE B

Subsidiaries of Aviv Financing II

Arkansas Aviv, L.L.C.

Avon Ohio, L.L.C.

Belleville Illinois, L.L.C.

Bellingham II Associates, L.L.C.

BHG Aviv, L.L.C.

Biglerville Road, L.L.C.

Bonham Texas, L.L.C.

Burton NH Property, L.L.C.

Camas Associates, L.L.C.

Chatham Aviv, L.L.C.

Clarkston Care, L.L.C.

Colonial Madison Associates, L.L.C.

Columbia View Associates, L.L.C.

Columbus Texas Aviv, L.L.C.

Crooked River Road, L.L.C.

CR Aviv, L.L.C.

Cuyahoga Falls Property, L.L.C.

Darien ALF Property, L.L.C.

East Rollins Street, L.L.C.

Elite Yorkville, L.L.C.

Fountain Associates, L.L.C.

Four Fountains Aviv, L.L.C.

Giltex Care, L.L.C.

Great Bend Property, L.L.C.

HHM Aviv, L.L.C.

Hidden Acres Property, L.L.C.

Idaho Associates, L.L.C.

Iowa Lincoln County Property, L.L.C.

Karan Associates Two, L.L.C.

KB Northwest Associates, L.L.C.

Mansfield Aviv, L.L.C.

Massachusetts Nursing Homes, L.L.C.

Minnesota Associates, L.L.C.

Monterey Park Leasehold Mortgage, L.L.C.

Mt. Vernon Texas, L.L.C.

Murray County, L.L.C.

Norwalk ALF Property, L.L.C.

Oakland Nursing Homes, L.L.C.

October Associates, L.L.C.

Ogden Associates, L.L.C.

Ohio Aviv, L.L.C.

Ohio Aviv Three, L.L.C.

Ohio Aviv Two, L.L.C.

Oregon Associates, L.L.C.

B-1

Peabody Associates, L.L.C.

Prescott Arkansas, L.L.C.

Richland Washington, L.L.C.

Santa Fe Missouri Associates, L.L.C.

Searcy Aviv, L.L.C.

Skyview Associates, L.L.C.

Star City Arkansas, L.L.C.

Wellington Leasehold, L.L.C.

West Pearl Street, L.L.C.

Xion, L.L.C.

Yuba Aviv, L.L.C.

B-2

SCHEDULE C

Subsidiaries of Aviv Financing IV

Aviv Liberty, L.L.C.

Aviv Foothills, L.L.C.

California Aviv Two, L.L.C.

Gardnerville Property, L.L.C.

Effingham Associates, L.L.C.

Elite Mattoon, L.L.C.

Kansas Five Property, L.L.C.

Karan Associates, L.L.C.

Manor Associates, L.L.C.

Newtown ALF Property, L.L.C.

Ohio Pennsylvania Property, L.L.C.

Orange ALF Property, L.L.C.

Pomona Vista L.L.C.

Raton Property Limited Company

Red Rocks, L.L.C.

Rose Baldwin Park Property, L.L.C.

Salem Associates, L.L.C.

San Juan NH Property, L.L.C.

Sandalwood Arkansas Property, L.L.C.

Sedgwick Properties, L.L.C.

Sun-Mesa Properties, L.L.C.

VRB Aviv, L.L.C.

Watauga Associates, L.L.C.

Willis Texas Aviv, L.L.C.

C-1

SCHEDULE D

Subsidiaries of Aviv Financing V

Casa/Sierra California Associates, L.L.C.

Florida Four Properties, L.L.C.

Kingsville Texas, L.L.C.

Glendale NH Property, L.L.C.

Montana Associates, L.L.C.

Orange, L.L.C.

Peabody Associates Two, L.L.C.

Seguin Texas Property, L.L.C.

Southeast Missouri Property, L.L.C.

Stevens Avenue Property, L.L.C.

Texas Fifteen

D-1